EXHIBIT 99.1

MAY 22, 2025

WHITECAP RESOURCES INC. TO TERMINATE ITS U.S. REPORTING OBLIGATIONS WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IN RESPECT OF ITS COMMON SHARES

CALGARY, ALBERTA – Whitecap Resources Inc. (“Whitecap”) (TSX: WCP) intends to file a certification with the U.S. Securities and Exchange Commission (the “SEC”) today in order to terminate the registration, and its reporting obligations, in respect of its common shares under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). If the SEC does not object, such deregistration and termination will become effective 90 days from today’s filing or such shorter period as the SEC may determine. However, Whitecap’s reporting obligations with the SEC in respect of its common shares, including its obligations to file annual reports and furnish other reports, will immediately be suspended upon today’s filing.

Whitecap’s common shares will continue to be listed on the Toronto Stock Exchange, and Whitecap will continue to meet its Canadian continuous disclosure obligations through filings with the applicable Canadian securities regulators. Whitecap’ s filings may be accessed through the SEDAR+ website (www.sedarplus.com) and on our website at www.wcap.ca.

About Whitecap
Whitecap Resources Inc. is an oil-weighted growth company that pays a monthly cash dividend to its shareholders. Our business is focused on profitable production growth combined with sustainable dividends to shareholders. Our objective is to fully fund our capital expenditures and dividend payments within funds flow. For further information about Whitecap, please visit our website at www.wcap.ca.

For further information:

Grant Fagerheim, President & CEO

or

Thanh Kang, Senior Vice President & CFO

Whitecap Resources Inc.
3800, 525 – 8th Avenue SW
Calgary, AB T2P 1G1

(403) 266-0767
InvestorRelations@wcap.ca

www.wcap.ca

Forward Looking Statements

This press release contains forward-looking statements and forward-looking information (collectively "forward-looking information") within the meaning of applicable securities laws, including relating to our intention to terminate the registration, and our reporting obligations, in respect of our common shares under the Exchange Act, and the timing thereof. The forward-looking information is based on certain key expectations and assumptions made by our management, including our assumption that the SEC will not object to our deregistration. Although we believe that the expectations and assumptions on which such forward-looking information is based are reasonable, undue reliance should not be placed on the forward-looking information because Whitecap can give no assurance that they will prove to be correct. Since forward-looking information addresses future events and conditions, by its very nature it involves inherent risks and uncertainties. These include, but are not limited to, the risk that the SEC raises an objection to our deregistration. Our actual results, performance or achievement could differ materially from those expressed in, or implied by, the forward-looking information and, accordingly, no assurance can be given that any of the events anticipated by the forward-looking information will transpire or occur, or if any of them do so, what benefits that we will derive therefrom. Management has included the above summary of assumptions and risks related to forward-looking information provided in this press release in order to provide security holders with a more complete perspective on our future operations and such information may not be appropriate for other purposes. Readers are cautioned that the foregoing lists of factors are not exhaustive. Additional information on these and other factors that could affect our operations or financial results are included in reports on file with applicable securities regulatory authorities and may be accessed through the SEDAR+ website (www.sedarplus.ca). These forward-looking statements are made as of the date of this press release and we disclaim any intent or obligation to update publicly any forward-looking information, whether as a result of new information, future events or results or otherwise, other than as required by applicable securities laws.